EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Jesse T. Herrick American DG Energy Inc. 781.522.6020 jesse.herrick@americandg.com	Media Contact: Barry J. Sanders American DG Energy Inc. 781.522.6010 barry.sanders@americandg.com
 American DG Energy Reports Third Quarter 2013 Financial Performance

Third quarter revenue increases by 26% compared to a year ago period

WALTHAM, Mass. – November 14, 2013 - American DG Energy Inc. (NYSE MKT: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and fitness facilities, reported total revenues of $1,762,314 in the third quarter of 2013, compared to $1,400,255 for the same period in 2012, an increase of 26%. GAAP diluted loss per share (EPS) was $(0.02) in the third quarter of 2013, compared with $(0.03) for the same period in 2012.

Major Highlights:

Financial

•
Energy revenue increased by 24% to $1,652,565 in the third quarter of 2013, compared to $1,337,831 for the same period in 2012. An energy feasibility study was initiated adding $109,749 to bring the year over year increase to 26%. Utility rates for thermal energy (such as natural gas) decreased approximately 6% and electricity rates decreased by 1% in the third quarter of 2013 compared to the same period in 2012, which lowered our energy revenue for the period.

•
EBITDA cash outflows for American DG Energy in North America were $26,163 in the third quarter of 2013. The EuroSite Power cash outflows were $258,852; therefore, our consolidated EBITDA cash outflows were $285,015 in the third quarter of 2013.

•	Energy gross profit margin in North America without depreciation was over 44% in the third quarter of 2013.

•	We finished the third quarter of 2013 with approximately $10.6 million in cash.

•	The total revenue value of our On-Site Utility energy agreements since inception is approximately $285 million using various market assumptions and estimates made by the Company.

•	The company raised $965,001 in equity capital through private placements in the quarter from a major shareholder and a member of the Board of Directors.

•	On August 15, 2013 shareholders of American DG Energy received a special dividend of an aggregate of 4,880,720 shares of EuroSite Power.

Operations

•	450 kW combined heat and power (CHP) system was approved for operation by New York City, effective November 12, 2013.

•	30-ton chiller commenced operation at DoubleTree by Hilton Hotel in Tarrytown, NY in addition to a 100 kW CHP system already operating at the property.

•	150 kW operating CHP system was purchased in place and added to the existing 75 CHP system already operating by American DG Energy at this New Jersey property.

•	100 kW CHP system commenced operation at DoubleTree by Hilton in Dublane Hydro, Scotland.

•	100 kW CHP system commenced operation at Roko Health Club in York, UK.

•	100 kW CHP system commenced operation at Roko Health Club in Chiswick, UK.

•	Two feasibility study contracts with a major university and a large hospitality group were signed.

•	400-ton chiller new contract with a facility in New Jersey was signed.

•	100 kW CHP system new contract with Bury St Edmunds Leisure Centre in Suffolk, UK was signed.

•	100 kW CHP system new contract with Dunstable Leisure Centre in Dunstable, UK was signed.

•	We currently operate 109 energy systems (not including the six CHP systems, 450 kW, approved by New York City on November 12, 2013) and our current backlog consists of 34 energy systems.

•	Total energy production increased by 32% to 22.7 million kWh in the third quarter of 2013 compared to the same period in 2012.

•	The associated revenue was attributable to the following core markets:

Hospitality	22%
Housing	21%
Fitness	20%
Education	17%
Healthcare	16%
Other	4%
TOTAL	100%

•	The revenue was distributed by energy type as is outlined in the following table:

Electricity	41%
Thermal	30%
Cooling	29%
TOTAL	100%

•
The company welcomed John W. Rowe to the Board of Directors, adding years of management and operational expertise in the energy space, having notably served as Chairman and Chief Executive Officer at Exelon Corporation.

American DG Energy will hold its earnings conference call today, November 14, 2013 at 10:00 a.m. Eastern Time. To listen, call (877) 870‑4263 within the U.S., (855) 669-9657 from Canada, or (412) 317-0790 from other international locations. Participants should reference American DG Energy to access the call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under "News Releases.”

The earnings conference call will be recorded and available for playback one hour after the end of the call through Thursday, November 21, 2013. To listen to the playback, call (877) 344‑7529 within the U.S. or (412) 317-0088 outside the U.S. and use Conference Number 10036228.

The earnings conference call will also be webcast live. To register for and listen to the webcast, go to http://investors.americandg.com/webcast. Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. We are committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities - without any capital or start-up costs to the energy user - through our On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. Learn more about how American DG Energy reduces energy costs at www.americandg.com or follow us on Facebook and Twitter.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2013 and September 30, 2012

	Three Months Ended September 30, 2013
	American DG Energy	EuroSite Power	Eliminations	Total	Three Months Ended September 30, 2013
Revenues
Energy revenues	1,484,417	168,148	—	$1,652,565	1,337,831
Turnkey & other revenues	109,749	-	—	109,749	62,424
	1,594,166	168,148	—	1,762,314	1,400,255
Cost of sales
Fuel, maintenance and installation	862,566	172,209	—	1,034,775	733,727
Depreciation expense	309,915	19,034	—	328,949	301,813
	1,172,481	191,243	—	1,363,724	1,035,540
Gross profit (loss)	421,685	(23,095)	—	398,590	364,715
Operating expenses
General and administrative	516,536	189,912	—	706,448	603,729
Selling	154,318	104,138	—	258,456	390,863
Engineering	192,778	33,787	—	226,565	270,405
	863,632	327,837	—	1,191,469	1,264,997
Loss from operations	(441,947)	(350,932)	—	(792,879)	(900,282)
Other income (expense), net
Interest and other income	19,151	2,480	—	21,631	17,547
Interest expense	(306,778)	(40,000)	—	(346,778)	(293,556)
Change in fair value of warrant liability	(46,934)	-	—	(46,934)	(82,293)
	(334,561)	(37,520)	—	(372,081)	(358,302)
Loss before provision for state income taxes	(776,508)	(388,452)	—	(1,164,960)	(1,258,584)
Benefit (provision) for state income taxes	(3,690)	-	—	(3,690)	(9,440)
Consolidated net loss	(780,198)	(388,452)	—	(1,168,650)	(1,268,024)
(Income) loss attributable to the noncontrolling interest	(57,451)	-	97,786	40,335	8,534
Net loss attributable to American DG Energy Inc.	(837,649)	(388,452)	97,786	$(1,128,315)	(1,259,490)

Net loss per share - basic and diluted	(0.02)			$(0.02)	(0.03)
Weighted average shares outstanding - basic and diluted	49,015,891			49,015,891	47,653,786

Non-GAAP financial disclosure
Loss from operations	(441,947)	$ 350,932)	—	$(792,879)	(900,282)
Depreciation & other non-cash expense	331,387	20,646	—	352,033	317,986
Stock based compensation	84,397	71,434	—	155,831	216,551
Adjusted EBITDA	(26,163)	(258,852)	—	(285,015)	(365,745)
Grants from rebates and incentives	—	—	—	0	—
Total EBITDA cash outflows	(26,163)	(258,852)	—	$(285,015)	(365,745)

CONSOLIDATED BALANCE SHEETS

As of September 30, 2013 and December 31, 2012
(unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$10,636,868	$13,362,919
Accounts receivable, net	1,114,840	761,678
Unbilled revenue	16,470	19,492
Due from related party	433,238	18,372
Inventory	2,669,190	2,920,444
Prepaid and other current assets	318,239	308,164
Total current assets	15,188,845	17,391,069
Property, plant and equipment, net	21,240,177	17,253,648
Accounts receivable, long-term	58,100	46,800
Other assets, long-term	67,773	47,216
TOTAL ASSETS	$36,554,895	$34,738,733

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$750,984	$765,618
Accrued expenses and other current liabilities	936,888	532,420
Due to related party	57,966	41,812
Capital lease obligations	870	3,365
Total current liabilities	1,746,708	1,343,215
Long-term liabilities:
Convertible debentures	21,664,222	19,400,000
Warrant liability	117,382	389,454
Other long-term liabilities	19,238	29,444
Total liabilities	23,547,550	21,162,113
Stockholders’ equity:
American DG Energy Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 49,440,529 and 48,490,733 issued and outstanding at September 30, 2013 and December 31, 2012, respectively	49,441	48,491
Additional paid-in capital	39,339,468	37,001,439
Accumulated deficit	(27,802,703)	(24,456,845)
Total American DG Energy Inc. stockholders’ equity	11,586,206	12,593,085
Noncontrolling interest	1,421,139	983,535
Total stockholders’ equity	13,007,345	13,576,620
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,554,895	$34,738,733

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2013 and September 30, 2012
(unaudited)

	Nine Months Ended
	September 30, 2013	September 30, 2012
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,345,858)	$(5,078,148)
Income (loss) attributable to noncontrolling interest	(116,148)	(79,285)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,046,730	1,175,210
Provision for losses on accounts receivable	64,134	89,649
Amortization of deferred financing costs	20,671	3,733
Increase (decrease) in fair value of warrant liability	(272,072)	343,629
Noncash interest expense	528,489	712,921
Stock-based compensation	439,191	596,408
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable and unbilled revenue	(425,574)	(100,954)
Due from related party	(414,866)	(143,438)
Inventory	251,254	(621,041)
Prepaid and other current assets	(25,859)	(61,066)
Increase (decrease) in:
Accounts payable	(14,634)	870,188
Accrued expenses and other current liabilities	404,479	250,196
Due to related party	16,154	215,617
Other long-term liabilities	(10,206)	(10,206)
Net cash used in operating activities	(1,854,115)	(1,836,587)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,473,759)	(2,936,567)
Net cash used in investing activities	(4,473,759)	(2,936,567)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures	2,900,000	—
Proceeds from issuance of warrants	—	7,500
Proceeds from sale of common stock, net of costs	965,001	3,531,534
Proceeds from sale of subsidiary common stock, net of cost	(4,558)	—
Proceeds from exercise of common stock options	—	149,882
Purchases of common stock, net of costs	—	(750,000)
Convertible debenture transaction costs	(12,222)	—
Principal payments on capital lease obligations	(2,495)	(2,524)
Cancellation of restricted stock		(40)
Distributions to noncontrolling interest	(243,903)	(213,281)
Net cash provided by financing activities	3,601,823	2,723,071

Net decrease in cash and cash equivalents	(2,726,051)	(2,050,083)
Cash and cash equivalents, beginning of the period	13,362,919	17,801,025
Cash and cash equivalents, end of the period	$10,636,868	$15,750,942